SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 31, 2005

DENDRITE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16379	22-2786386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1405 Route 206 South, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code  (908) 443-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

Attached and being furnished as Exhibit 99.1 is a copy of a press release of Dendrite International, Inc. (“Dendrite”) dated April 5, 2005, that includes certain preliminary financial results for the first quarter of 2005.

The discussion of Dendrite’s currently expected first quarter 2005 results as well as its outlook for future results include and where indicated exclude the impact of amortization of acquisition-related intangible assets and the first quarter 2005 charge as discussed in the attached press release.  These adjustments to expected first quarter 2005 results and 2005 outlook are identified in and reconciled to generally accepted accounting principles (GAAP) as part of the press release.  For purposes of reference, fiscal 2004 GAAP net income was $0.69 per diluted share, and excluding $0.07 of amortization of acquisition-related intangibles, fiscal 2004 adjusted net income per diluted share was $0.76.

Dendrite believes that reflecting the impact of these items provides investors with insight into the Company’s operating performance both before and after the impact of those items.  Management also internally uses these adjusted amounts to evaluate its operating performance on a period-over-period comparative basis.  Management uses various methods to evaluate its operations and does not depend on any one model.  The adjusted amounts should not be considered as a substitute for measures of financial performance prepared and presented in accordance with GAAP.

Item 2.05.              Costs Associated with Exit or Disposal Activities.

Effective March 31, 2005, Dendrite committed to a plan to:  (i) exit a facility in New Jersey; (ii) terminate certain employees in the United States and Europe; and (iii) record additional facilities-related charges.

Each facility has been determined to be surplus and ongoing operations in these facilities have been consolidated into other facilities.  Each facility has been exited.  The terminations of employment relate to position eliminations or restructuring, and include five senior and middle level managers, among others.  Each employee to be terminated has been notified and each termination has occurred or is expected to occur before the end of the second quarter of 2005.

These actions result in an accounting charge to earnings in the first quarter of 2005 of approximately $9 to $10 million of which approximately $7 million relates to the New Jersey facility and approximately $1.7 million relates to the position eliminations.   Dendrite also estimates that this charge is expected to result in future cash expenditures in an amount equal to the total accounting charge.

Item 9.01.              Financial Statements and Exhibits

(c)	Exhibits

	99.1	Press Release of Dendrite International, Inc., dated April 5, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDRITE INTERNATIONAL, INC.

Dated: April 6, 2005	By:	/s/ Kathleen E. Donovan
	Name:	Kathleen E. Donovan
	Title:	Senior Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Dendrite International, Inc., dated April 5, 2005.